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Prospectus Supplement to Prospectus dated April 3, 2002

$3,000,000,000
USA EDUCATION, INC.
Medium Term Notes, Series A
Due 9 Months or Longer From the Date of Issue

TERMS OF SALE

        The following terms apply to the medium term notes that USA Education, Inc. may sell from time to time. The final terms for each note will be included in a pricing supplement.

•  They will have maturities of 9 months or longer.

•  They may have a fixed or floating interest rate, be zero-coupon notes, be amortizing notes, be issued with original issue discount or be notes having combinations of these features. Floating interest rates may be based on any of the following indices or on other interest rate indices specified in the pricing supplement:

        •  CD Rate;

        •  CMT Rate;

        •  Commercial Paper Rate;

        •  Federal Funds Rate;

        •  LIBOR;

        •  Prime Rate; and/or

        •  91-day Treasury Bill Rate.

•  They will be issued in denominations of $1,000 and multiples of $1,000 or another denomination specified in the pricing supplement.

•  The amount of principal or interest may be determined by reference to an index or formula.

•  Any floating interest rate may be adjusted by adding or subtracting a specified spread or margin or by applying a spread multiplier.

•  Interest will be paid monthly, quarterly, semi-annually, annually or at maturity.

•  They may be issued in book-entry or in certificated form.

•  They may be subject to redemption at our option or repayment at the option of the holder.

•  They may be denominated in U.S. dollars, in a currency other than U.S. dollars or in a composite currency.

•  Settlement will be in immediately available funds.

We do not plan to list the notes for trading on any securities exchange unless we specify otherwise in the pricing supplement for your notes. If we sell all of the notes, we expect to receive proceeds of between $2,999,970,000 and $2,973,000,000 after paying the agents commissions of between $30,000, representing .10 basis point of the principal amount of the notes, and $27,000,000, representing 90 basis points of the principal amount of the notes. Commissions and fees will be determined as of the time of the pricing of the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

We may sell the notes to or through one or more agents or dealers, including the agents listed below. The agents are not required to sell any particular amount of the notes. The agents have agreed to use their reasonable efforts to sell the notes. We may also sell notes without the assistance of any agent.

ABN AMRO Incorporated
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Barclays Capital Inc.
Credit Suisse First Boston
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
JPMorgan
Merrill Lynch & Co.
Morgan Stanley
Salomon Smith Barney
Wachovia Securities

The date of this prospectus supplement is April 3, 2002.

TABLE OF CONTENTS
Prospectus Supplement

About this Prospectus Supplement and Pricing Supplements	S-1
USA Education, Inc.	S-1
Use of Proceeds	S-1
Description of the Notes We May Offer	S-1
Features Common to All Notes	S-3
United States Federal Taxation	S-20
Employee Retirement Income Security Act	S-25
Supplemental Plan of Distribution	S-26
Offering Restrictions	S-28
Legal Opinions	S-29
Prospectus
About this Prospectus	1
Where You Can Find More Information	1
Forward-Looking Statements	2
USA Education, Inc.	3
Use of Proceeds	3
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	3
Securities We May Offer	3
Additional Information	4
Description of Debt Securities	4
Description of Capital Stock	12
Description of Warrants	13
Plan of Distribution	14
Legal Matters	15
Experts	16

        You should rely only on the information incorporated by reference or contained in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. We have not authorized anyone to provide you with different information and if you receive any unauthorized information you should not rely on it. We are not making an offer of these securities in any place where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the attached prospectus or any pricing supplement is accurate as of any date other than the date on the front of the applicable document.

        Offers and sales of the notes are subject to restrictions in some jurisdictions. In particular, there are restrictions on the distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the notes in the United Kingdom, and details of these restrictions are set out in the section entitled "Offering Restrictions" in this prospectus supplement. The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the notes in certain other jurisdictions may be subject to restrictions by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus or any notes must inform themselves about and observe any applicable restrictions on the distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of the notes.

ABOUT THIS PROSPECTUS SUPPLEMENT
AND PRICING SUPPLEMENTS

        We intend to use this prospectus supplement, together with the accompanying prospectus and a pricing supplement, to offer our Medium Term Notes, Series A, from time to time. The total initial public offering price of notes that may be offered by use of this prospectus supplement is $3,000,000,000 or the equivalent in foreign or composite currencies. However, this amount may be reduced by our sale of other securities described in the accompanying prospectus.

        This prospectus supplement provides certain terms of the notes that we may offer. It supplements the description of our debt securities contained in the accompanying prospectus.

        Each time we issue notes, we will prepare a pricing supplement. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering.

        It is important for you to read and consider all the information contained in this prospectus supplement, the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in the section entitled "Where You Can Find More Information" in the accompanying prospectus.

USA EDUCATION, INC.

        We were formed in 1997 in connection with the reorganization of the Student Loan Marketing Association under the Student Loan Marketing Association Reorganization Act of 1996. Our principal business is financing and servicing education loans. We presently conduct a majority of this business through two wholly owned entities: Student Loan Marketing Association, a government-sponsored enterprise chartered by an act of Congress, and Sallie Mae Servicing L.P., a Delaware limited partnership. We are the largest non-government source of financing and servicing for education loans in the United States.

        On July 31, 2000, under a purchase agreement with USA Group, Inc., USA Group Loan Services, Inc. and USA Group Guarantee Services, Inc., we purchased substantially all of the business of USA Group, including its guarantee servicing, student loan servicing and secondary market operations. As part of the transaction, we changed our name from SLM Holding Corporation to USA Education, Inc.

        Our principal executive offices are located at 11600 Sallie Mae Drive, Reston, VA 20193, and our telephone number is (703) 810-3000.

        We will be changing our name to SLM Corporation effective on May 17, 2002.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of notes to provide additional funds for our operations and for other general corporate purposes. We will receive the net proceeds only from sales of the notes made in connection with their original issuance. We do not expect to receive any proceeds from resales of the notes by any of the agents.

DESCRIPTION OF THE NOTES WE MAY OFFER

Information About Our Medium Term Note Program

        Our medium term note program provides for a separate series of notes. We have summarized various terms that apply generally to these notes in the accompanying prospectus under the caption "Description of Debt Securities." The following description supplements that description of our debt securities.

        This section summarizes the material terms that will apply to each note offered under our medium term note program by this prospectus supplement. Each particular note will have financial and other terms specific to it. We will describe the specific terms of each note in a pricing supplement attached to the front of this prospectus supplement. Those terms may vary from the terms described here.

        As you read this section, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section and in the accompanying prospectus. If your pricing supplement is inconsistent with this prospectus supplement or the accompanying prospectus, your pricing supplement will control with regard to your note. Thus, the statements we make in this section or in the accompanying prospectus may not apply to your note.

        When we refer to your pricing supplement, we mean the pricing supplement describing the specific terms of the note you purchase. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the accompanying prospectus have the meanings we give them in the prospectus. Similarly, the terms we use in any pricing supplement that we also use in this prospectus supplement will have the meanings we give them in this prospectus supplement, unless we say otherwise in the pricing supplement.

The Notes Will Be Issued Under An Indenture

        The notes are governed by an indenture, dated as of October 1, 2000, between us and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, which acts as trustee. We have filed a copy of the indenture with the Securities and Exchange Commission ("SEC"). We urge you to read the indenture and any applicable indenture supplements which we have filed or will file with the SEC because they, and not this description or the one in the accompanying prospectus, define your rights as a holder of a note.

        Under the indenture, the trustee has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee acts on your behalf, which we describe under "Description of Debt Securities—Events of Default and Remedies" in the accompanying prospectus.

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

We May Issue Other Series Of Debt Securities

        The indenture permits us to issue different series of debt securities from time to time. The Series A medium term notes will be a single, distinct series of debt securities. We may, however, issue notes in the amounts, at the times and on the terms we wish. The notes will differ from one another, and from other series, in their terms.

        When we refer to the "notes", the "Series A medium term notes" or "these notes", we mean our Medium Term Notes, Series A. When we refer to a "series" of debt securities, we mean a series, such as the notes, issued under our indenture.

Amounts We May Issue

        Our indenture does not limit the aggregate amount of debt securities that we may issue, nor does it limit the number of series or the aggregate amount of any particular series that we may issue. Also, after we issue notes in a particular offering, we may "reopen" that offering at any later time without the consent of existing noteholders and offer additional notes having the same terms.

        We may issue our notes in the amount specified in your pricing supplement. However, we may issue additional notes in amounts that exceed that amount, without your consent and without notifying you.

        The indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes or our indenture, except as described under "Description of Debt Securities—Covenants Contained in the Indenture" in the accompanying prospectus.

How The Notes Rank Against Other Debt

        The notes will not be secured by any property or assets of USA Education, Inc. or its subsidiaries. Thus, by owning a note, you are one of our unsecured creditors. In a bankruptcy or liquidation proceeding against us, the notes would rank equally in right of payment with all other unsecured and unsubordinated debt of USA Education, Inc.

This Section Is Only A Summary

        Our indenture and its associated documents, including any applicable indenture supplement and your note, contain the full legal text of the matters described in this section and your pricing supplement. Our indenture, any applicable indenture supplement and the notes are governed by New York law. A copy of our indenture has been filed with the SEC as part of our registration statement. See "Additional Information" in the accompanying prospectus for information on how to obtain a copy.

        Investors should carefully read the description of the terms and provisions of our debt securities and our indenture under "Description of Debt Securities" in the accompanying prospectus. That section, together with this prospectus supplement and your pricing supplement, summarize all material terms of our indenture, any applicable indenture supplement and your note. They do not, however, describe every aspect of our indenture, any applicable indenture supplement or your note.

FEATURES COMMON TO ALL NOTES

Currency Of Notes

        The notes will be payable in U.S. dollars unless the applicable pricing supplement specifies otherwise. Before you purchase any note payable in a non-U.S. dollar currency, composite currency, basket of currencies or currency unit or units, as described in the applicable pricing supplement, you should read carefully the section entitled "Risk Factors" in the pricing supplement for those notes.

Types Of Notes

        We may issue the following types of notes:

  •
  FIXED RATE NOTES. A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes zero coupon notes, which bear no interest and are issued at a price lower than the principal amount.

  •
  FLOATING RATE NOTES. A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or by applying a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rates and these other features are described below in "Interest Rates—Floating Rate Notes". If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in your pricing supplement.

  •
  INDEXED NOTES. A note of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

  •
  one or more securities;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or

  •
  indices or baskets of any of these items.

          If you are a holder of an indexed note, you may receive a principal amount at maturity that is greater than or less than the face amount of your note depending upon the value of the applicable index at maturity. That value may fluctuate over time. If you purchase an indexed note, your pricing supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. Before you purchase any indexed note, you should read carefully the section entitled "Risk Factors" in the pricing supplement for those notes.

Other Terms

        Unless the applicable pricing supplement indicates otherwise, each note will have the following terms:

  •
  Each note will mature 9 months or more from the date it is issued.

  •
  A note may be redeemed or repaid before its maturity date only if specified in the applicable pricing supplement.

  •
  The notes of each issue will be identical.

  •
  We will not deposit funds into a sinking fund before the maturity date for any note.

        The events of default and remedies described under the caption "Description of Debt Securities—Events of Default and Remedies" in the accompanying prospectus will apply to the notes. The defeasance provisions of the indenture described under the caption "Description of Debt Securities—Defeasance" in the accompanying prospectus may apply to the notes.

        We will sell the notes in individual issues. We and each note's initial purchaser will mutually agree to the interest rate, maturity date and issue date for the note. Interest rates that we offer with respect to the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in a single transaction. We will only pay interest and principal on the notes on business days (as defined in the glossary at the end of "Interest Rates" below).

Information In The Pricing Supplement

        The pricing supplement for your note will describe the following terms of your note:

  •
  the stated maturity;

  •
  the specified currency or currencies for principal and interest, if not U.S. dollars;

  •
  the price at which we originally issue your note, expressed as a percentage of the principal amount, and the original issue date;

  •
  whether your note is a fixed rate note, a floating rate note or an indexed note;

  •
  if your note is a fixed rate note, the annual rate at which your note will bear interest, if any, and the interest payment dates;

  •
  if your note is a floating rate note, the interest rate index, which may be one of the rates described in "Interest Rates—Floating Rate Notes" below; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; and the reset, determination, calculation and payment dates, all of which we describe under "Interest Rates—Floating Rate Notes" below;

  •
  if your note is a floating rate note, the accrual method for your note;

  •
  if your note is an indexed note, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and whether your note will be exchangeable for or payable in cash or other property;

  •
  if your note is an original issue discount note, the yield to maturity;

  •
  if applicable, the circumstances under which your note may be redeemed at our option or repaid at your option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

  •
  the depositary for your note, if other than The Depository Trust Company ("DTC"), and any circumstances under which you may request notes in non-global form, if we choose not to issue your note only in book-entry form;

  •
  the clearance and settlement systems for your note, if other than DTC;

  •
  any special provisions relating to bearer notes that are not addressed in the accompanying prospectus; and

  •
  any other terms of your note, which could be different from those described in this prospectus supplement and the accompanying prospectus.

Market-Making Transactions

        A market-making transaction is one in which one of our agents or an affiliate of theirs resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note. If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale from that agent or its affiliate.

Redemption

        Unless otherwise specified in the pricing supplement for your notes, the notes will not be subject to any sinking fund. Any notes or portion of any note specified in your pricing supplement as "callable" or "redeemable" or otherwise subject to redemption will be subject to redemption upon the terms and events described in that pricing supplement. Any notes or portion of any note selected for redemption may be redeemed, on a pro rata basis, upon the terms set forth in the pricing supplement for those notes, together with interest accrued to but excluding the date fixed for redemption.

        We may at any time, and from time to time, purchase notes at any price or prices in the open market or otherwise, and any such purchased notes may be canceled, resold or held by us.

Form, Denomination and Legal Ownership of Notes

        Unless the pricing supplement for your notes indicates otherwise, your note will be issued in registered form, without interest coupons, in any authorized denomination. Unless stated otherwise in the pricing supplement for your note, the authorized denominations will be $1,000 and multiples of $1,000.

        Your note will be issued in book-entry form and represented by one or more master global notes in fully registered, book-entry form unless stated otherwise in the pricing supplement for your note. This means that, in most cases, actual notes or certificates will not be issued to you. Instead, one or more global securities representing all the notes will be issued to and held by DTC or its nominee. You should read the section "Description of Notes—Global Securities" in the accompanying prospectus for information about, and your rights under, this type of arrangement.

        Each master global note will be deposited with, or on behalf of, DTC, acting as the depositary, and registered in the name of Cede & Co. ("Cede"), its nominee. Unless and until it is exchanged in whole or in part for notes in definitive form, that master global note may be transferred only in whole. Any notes intended to be distributed solely within the United States will clear and settle through the clearing systems operated by DTC. Any notes intended to be distributed both inside and outside the United States will clear and settle through clearing systems operated by DTC, Clearstream Banking, societe anonyme, Luxembourg ("Clearstream"), and the Euroclear System ("Euroclear"). The pricing supplement for your notes will specify whether the notes will clear and settle through systems other than DTC.

        If specified in the pricing supplement for your notes, investors may hold interests in the notes through either DTC (in the United States) or through Clearstream or Euroclear Bank S.A./N.V., as the operator (the "Euroclear Operator") of Euroclear, if they are participants in those systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. acts as depositary for Clearstream and JPMorgan Chase Bank acts as depositary for Euroclear (in these capacities, collectively, the "U.S. Depositaries").

DTC

        DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, a "banking organization" within the meaning of the New York Banking Law and a "clearing corporation" within the meaning of the New York Uniform Commercial Code. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement of securities transactions among its participants, such as transfers and pledges in deposited securities, through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

        "Direct participants" in DTC include securities brokers and dealers, trust companies, banks and other clearing corporations. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the SEC. Access to DTC's book-entry system is also available to other persons, such as banks, securities brokers and dealers that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        Purchases of the notes under DTC's book-entry system must be made by or through direct participants, which will receive a credit for the notes on the records of DTC. The ownership interest of each actual purchaser of the notes, whom we refer to as the "beneficial owner," is in turn to be recorded on the participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes will be effected only through entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the notes.

        To facilitate subsequent transfers, all global notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede. The deposit of the global notes with DTC and their registration in the name of Cede effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture. Except as provided below, beneficial owners of interests in the global notes will not be entitled to have book-entry notes represented by the notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participants through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, in the event that we request any action of holders of notes or that an owner of a beneficial interest in the notes desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the action, and each participant would authorize beneficial owners owning through the participant to give or to take the action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Any redemption notices will be sent to Cede. If less than all of an issue of notes is being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such notes to be redeemed.

        Neither DTC nor Cede will consent or vote with respect to an issue of notes. Under its usual procedures, DTC mails an omnibus proxy to us, or the trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

        Payments of principal of and interest on the notes will be made to DTC. We will send all required reports and notices solely to DTC as long as DTC is the registered holder of the global notes. Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC's practice is to credit the accounts of the direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

Clearstream and Euroclear

        Clearstream advises that it is incorporated as a limited liability company under the laws of Luxembourg. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly. Clearstream is an indirect participant in DTC. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries, and may include the agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear Operator is licensed by the Belgian Banking and Finance Commission and regulated by the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to the notes held by beneficial owners through Clearstream or Euroclear will be credited to the cash accounts of Clearstream or Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Clearstream or Euroclear. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant depositary's ability to effect such actions on its behalf through DTC.

Global Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's applicable rules and operating procedures and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

        Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a depositary participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in those notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Cross-market transfers between persons holding notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC's system in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

        We understand that DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear. They are under no obligation to perform or continue to perform these procedures, and these procedures or any similar ones may be discontinued at any time.

        The information in this section concerning DTC, Clearstream and Euroclear and their respective systems and procedures has been obtained from sources that we believe are reliable. However, neither we nor any agent takes any responsibility for the accuracy of this information.

Interest Rates

General

        This subsection describes the different kinds of interest rates that may apply to your note if it bears interest. We have provided a glossary at the end of this section to define specific terms used in this prospectus supplement. These terms appear in bold, italicized type the first time they are used.

        We will pay interest on the Interest Payment Dates to registered holders of notes on the applicable Record Date. Cede will be the initial registered holder of the global notes. See "Description of Notes—Global Securities" in the accompanying prospectus. We will pay interest due on a redemption date or maturity date to the same person to whom we are paying the principal amount. However, if we would have made a regular interest payment on the redemption date or maturity date, we will make that regular interest payment to the registered holder as of the applicable record date, even if it is not the same person to whom we are paying the principal amount.

Fixed Rate Notes

        Fixed rate notes will bear interest at the fixed interest rate specified in the pricing supplement for those notes.

        If an interest payment date (or maturity, redemption or repayment date) for any fixed rate note falls on a day that is not a Business Day, we will pay the interest (or interest, principal and premium, if any) on the next business day. No interest will accrue on that payment for the period from and after the original interest payment date (or maturity, redemption or repayment date) to the date we make the payment. Unless the pricing supplement for your fixed rate note states otherwise, we will calculate the interest based on a 360-day year consisting of twelve 30-day months.

Floating Rate Notes

        General Information. Each floating rate note will bear interest based on the interest rate basis or index specified in the applicable pricing supplement. Unless we state otherwise in the applicable pricing supplement, we will be the Calculation Agent that calculates the interest on floating rate notes.

        Each floating rate note will have the following terms, which will be set forth in the applicable pricing supplement for that note:

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  the interest rate index to be used to determine the note's interest rate;

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  the Index Maturity, which is the period to maturity of the instrument or obligation on which the interest rate formula is based (for example, if the applicable pricing supplement for a note specifies LIBOR as the interest rate index and three months as the index maturity, we would pay interest on the note based on LIBOR for three-month deposits for the index currency);

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  the frequency of changes of the interest rate on the note (i.e., daily, weekly, monthly, quarterly, semi-annually or annually);

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  the Interest Determination Dates, which are the dates as of which the calculation agent will determine the new interest rate; and

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  the Reset Dates, which are the dates on which the interest rate will change.

        Each floating rate note may also have the following terms, which will be set forth in the pricing supplement for that note, if applicable:

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  the Spread, which is the number of basis points that the calculation agent will add to or subtract from the interest rate index on a particular interest determination date;

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  the Calculation Dates, which are the dates by which the calculation agent calculates the interest rates for a floating rate note; and

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  any Maximum Interest Rate  or Minimum Interest Rate.

        Calculation of Interest. The calculation agent will round all percentages resulting from any interest rate calculations to the nearest one hundred-thousandth of a percentage point, if necessary, with five millionths of a percentage point rounded upward (for example, the calculation agent will round 3.123445% to 3.12345%). The calculation agent will also round all U.S. dollar amounts used in or resulting from such calculations to the nearest cent (with one-half cent being rounded upward).

        We may reset the interest rate on your floating rate notes on a daily, weekly, monthly, quarterly, semi-annual, annual or on some other basis specified in the applicable pricing supplement. If you own a floating rate note, you may ask the calculation agent to provide you with the current interest rate at any time. You may also ask the calculation agent to provide you with the interest rate that will apply as of the next reset date if the calculation agent has determined the rate at the time of your request. The calculation agent's determination of any interest rate will be final and binding unless it is clearly wrong.

        Payments on Floating Rate Notes. If any maturity date or redemption date falls on a day that is not a business day, we will make the required payment of principal, premium, if any, or interest on the next business day as if made on the date the payment was due. No interest will accrue on that payment for the period from and after the maturity date or redemption date to the date of payment.

        If an interest payment date for any floating rate note (but not the maturity date or the redemption date) falls on a day that is not a business day, the interest period end date will be adjusted and we will make the required payment of interest on the next business day. Interest will accrue on that payment for the period from the scheduled interest payment date to the date of payment except where the interest rate on your notes is based upon the 91-day Treasury bill rate. Unless the pricing supplement for your notes indicates otherwise, if the interest rate on your notes is based upon the 91-day Treasury bill rate, there will be no adjustment to the interest payment dates and interest will be paid on the next business day as if made on the date the payment was due. In all cases, an interest payment date that falls on a maturity date will not be changed.

        Accrual Methods. The pricing supplement for your note will specify the accrual method for interest. It may also incorporate one or more of the following terms:

          "30/360" means that interest or any other relevant factor shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "Actual/360" means that interest or any other relevant factor shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

          "Actual/365 (Fixed)" means that interest or any other relevant factor shall be calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs during a leap year.

          "Actual/Actual (accrual basis)" means that interest or any other relevant factor shall be calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year.

          "Actual/Actual (payment basis)" means that interest or any other relevant factor shall be calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in an interest period ending in a leap year.

        Accrued Interest Factors. For notes where the related pricing supplement specifies an Accrued Interest Factor, accrued interest from and including the Closing Date or the last date through which interest has been paid to but excluding the current date, is calculated by multiplying the principal amount of notes by an accrued interest factor. This factor is calculated by adding the interest rates applicable to each day on which the notes have been outstanding since the closing date or the last date through which interest has been paid and dividing the sum by 365, or by 366 where applicable, and rounding the resulting number to nine decimal places.

        The following table sets forth the accrued interest factors that would have been applicable to any note bearing interest at the indicated rates, assuming a 365-day or a 366-day year, as applicable:

Accrued Interest Factors
365-Day Assumption

Settlement Date	Days Outstanding	Assumed Interest Rate on the Notes	Accrued Interest Receivable Factor
1st	0	5.50000%	0.000000000
2nd	1	5.50000	0.000150685
3rd	2	5.50000	0.000301370
4th	3	5.50000	0.000452055
5th (first rate adjustment)	4	5.65000	0.000602740
6th	5	5.65000	0.000757534
7th	6	5.65000	0.000912329
8th	7	5.65000	0.001067123
9th	8	5.65000	0.001221918
10th	9	5.65000	0.001376712

Accrued Interest Factors
366-Day Assumption

Settlement Date	Days Outstanding	Assumed Interest Rate on the Notes	Accrued Interest Receivable Factor
1st	0	5.00000%	0.000000000
2nd	1	5.00000	0.000136612
3rd	2	5.00000	0.000273224
4th	3	5.00000	0.000409836
5th (first rate adjustment)	4	5.15000	0.000546448
6th	5	5.15000	0.000687158
7th	6	5.15000	0.000827869
8th	7	5.15000	0.000968579
9th	8	5.15000	0.001109290
10th	9	5.15000	0.001250000

The numbers in this table are examples given for informational purposes only and are in no way a prediction of interest on any notes that will be issued.

        Lock-in Periods. Any floating rate note may have a Lock-in Period. For the period from and including the day specified as the first day of a lock-in period to but excluding the next interest payment date (or, for the final interest period, the maturity date or date set for redemption or repayment), the interest rate in effect on that lock-in period start date will be the rate in effect for the remainder of that interest period.

        Indices. The following describes the most common interest rate indices that we may use and the procedures to determine interest rates for the notes based on each index.

        CD Rate. Unless otherwise specified in the pricing supplement, the "CD Rate" for any relevant interest determination date will be the rate on that date for negotiable certificates of deposit having the index maturity specified in the related pricing supplement, as published in H.15(519) prior to 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date under the heading "CDs (Secondary Market)".

        The calculation agent will observe the following procedures if the CD Rate cannot be determined as described above:

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  If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD Rate will be the rate on the relevant interest determination date for negotiable certificates of deposit of the index maturity designated in your pricing supplement as set forth in H.15 Daily Update  or another recognized electronic source for displaying such rate for that day under the caption "CDs (secondary market)" in respect of certificates of deposit having the index maturity specified in your pricing supplement.

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  If the rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on that calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 a.m., New York City time, on the relevant interest determination date, quoted by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City for negotiable certificates of deposit of major United States money-center banks with a remaining maturity closest to the index maturity designated in the pricing supplement in an amount that is representative for a single transaction in that market at that time. The calculation agent will select the three dealers referred to above.

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  If fewer than three dealers are quoting rates as described above, the CD Rate will remain the CD Rate then in effect on that interest determination date. If the initial rate listed in the pricing supplement for your notes has been in effect for the prior interest period, it will remain in effect for the new interest period.

        CMT Rate. Unless otherwise specified in the pricing supplement for your notes, the "CMT Rate" for any relevant interest determination date will be the rate displayed on the Designated CMT Telerate Page by 3:00 p.m., New York City time, on the calculation date pertaining to that date under the caption "... Treasury Constant Maturities... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the index maturity specified in the pricing supplement for:

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  If the Designated CMT Telerate Page is 7051, the rate on that interest determination date; or

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  If the Designated CMT Telerate Page is 7052, the average for the week, or the month, as specified in the related pricing supplement, ended immediately before the week in which the related interest determination date occurs.

        The following procedures will apply if the CMT Rate cannot be determined as described above:

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  If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that calculation date, unless the calculation is made earlier and the rate is available from that source at that time on the calculation date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

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  If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

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  If the rate described in the prior paragraph cannot be determined, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The calculation agent will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

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  If the calculation agent cannot obtain three Treasury note quotations of the kind described in the prior paragraph, the calculation agent will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two treasury notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury note with the shorter remaining term to maturity.

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  If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

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  If fewer than three leading primary United States government securities dealers selected by the calculation agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

        Commercial Paper Rate. Unless otherwise specified in the pricing supplement for your notes, the "Commercial Paper Rate" for any relevant interest determination date will be the Bond Equivalent Yield of the rate for commercial paper having the index maturity specified in the pricing supplement, as published in H.15(519) prior to 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date under the heading "Commercial Paper—Financial".

        The calculation agent will observe the following procedures if the commercial paper rate cannot be determined as described above:

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  If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that calculation date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified in the pricing supplement, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper—Financial". Unless the pricing supplement for your notes specifies otherwise, the bond equivalent yield will be calculated as follows:

Bond Equivalent Yield	=	N×D 360-(D×90)	×	100

    where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

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  If the rate described in the prior paragraph cannot be determined, the commercial paper rate will remain the commercial paper rate then in effect on that interest determination date.

        Except where stated otherwise in the pricing supplement for your note, the commerical paper rate will be subject to a lock-in period of six New York business days.

        Federal Funds Rate. Unless otherwise specified in the pricing supplement for your notes, the "Federal Funds Rate" for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption "Federal Funds (Effective)" as that rate is displayed on the calculation date pertaining to that interest determination date on Telerate Page 120 under the heading "Federal funds rate".

        The calculation agent will observe following procedures if the Federal funds rate cannot be determined as described above:

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  If the rate described above does not appear on Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that calculation date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds (Effective)".

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  If the rate described above does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that calculation date, the Federal funds rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal funds transactions in New York City, selected by the calculation agent, on that interest determination date.

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  If fewer than three brokers selected by the calculation agent are quoting as described above, the Federal funds rate will remain the Federal funds rate then in effect on the relevant interest determination date.

        LIBOR. Unless otherwise specified in the pricing supplement for your notes, the calculation agent will determine "LIBOR," which is the London interbank offered rate for deposits in the index currency as follows:

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  If "LIBOR Telerate" is specified in the pricing supplement for your notes, LIBOR, for any interest determination date, will be the rate for deposits in the relevant index currency having the index maturity specified in your pricing supplement, as that rate appears on the Designated LIBOR Page  as of 11:00 a.m., London time, on that relevant interest determination date.

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  If "LIBOR Reuters" is specified in the pricing supplement for your notes, LIBOR, for any interest determination date, will be the average of the offered rates for deposits in the relevant index currency having the relevant index maturity specified in your pricing supplement, as those rates appear on the designated LIBOR page as of 11:00 a.m., London time, on that interest determination date, if at least two such offered rates appear on the designated LIBOR page.

        If neither LIBOR Reuters nor LIBOR Telerate is specified in the pricing supplement for your notes, LIBOR Telerate will be used. In addition, if the designated LIBOR page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate. If the pricing supplement for your notes does not specify the related interest determination date, the determination date for your notes will be the day that is two London and New York City business days before the relevant date.

        On any interest determination date, if no rate appears on the applicable designated LIBOR page, the calculation agent will determine LIBOR by reference to the other LIBOR page. If no rate appears on that second LIBOR page, then the calculation agent will determine LIBOR as follows:

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  LIBOR will be determined on the basis of the offered rates at which deposits in the index currency having the relevant index maturity, beginning on the relevant reset date and in a representative amount in that market at that time are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date to leading banks in the London interbank market. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for that determination date will be the average of those quotations.

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  If fewer than two quotations are provided as described above, LIBOR will be the average of the rates quoted by three major banks at approximately 11:00 a.m., in the principal financial center for the country of the index currency, on that interest determination date for loans to leading European banks in the LIBOR currency in the relevant index maturity, beginning on the relevant reset date and in a representative amount. The calculation agent will select the three banks referred to above.

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  If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will remain LIBOR then in effect on that interest determination date.

        Prime Rate. Unless otherwise specified in the pricing supplement for your notes, the "Prime Rate" for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date under the heading "Bank Prime Loan."

        The calculation agent will observe the following procedures if the Prime Rate cannot be determined as described above:

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  If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant calculation date unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

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  If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen  designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

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  If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the calculation agent.

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  If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

        91-Day Treasury Bill Rate. Unless otherwise specified in the pricing supplement for your notes, "91-day Treasury Bill Rate" for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

        In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

        Except where stated otherwise in the pricing supplement for your note, the 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Amortizing Notes

        We may issue amortizing notes, for which combined principal and interest payments are made in installments over the term of the notes. Payments on these amortizing notes will be applied first to interest due and then to reduce the unpaid principal amount. We will include a table setting forth repayment information in the related pricing supplement for any amortizing notes.

Indexed Notes

        We may issue notes for which the amount of principal or interest that you will receive will not be known on your date of purchase. We will specify the formulas for computing the interest on or principal payments for these types of notes, which are called "indexed notes", by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or composites or baskets of any or all of the above. Examples of indexed items include a published stock index, the common stock price of a publicly traded company or the value of the U.S. dollar versus the Japanese Yen.

        Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the pricing supplement, as well as additional risk factors unique to the indexed note, certain historical information for the specified indexed item and certain additional U.S. federal tax considerations.

Original Issue Discount Notes

        We may issue fixed rate notes, floating rate notes or indexed notes that are also original issue discount notes. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See "United States Federal Taxation—Tax Consequences to U.S. Holders—Notes Issued with OID" in this prospectus supplement for a brief description of the U.S. federal income tax consequences of owning an original issue discount note. Specific information about any original issue discount notes will be described in the pricing supplement along with a brief description of the U.S. federal income tax consequences of owning an original issue discount note.

Glossary

        "Business Day" means any day that is not a Saturday, Sunday, holiday or other day on which banking institutions in the designated city are authorized or ordered to close by law or executive order. Where the names of two or more cities precede the term "Business Day" and are joined by the conjunction "and" (such as "New York City and Tokyo Business Days"), such term will refer only to days that are Business Days in both (or all) of such cities. Where the names of two or more cities precede the term "Business Day" and are joined by the conjunction "or" (such as "New York City or Frankfurt Business Days"), such term will refer to every day that is a business day in either (or any) of such cities.

        "Calculation Date" means, with respect to any interest determination date, the date by which the Calculation Agent is to calculate an interest rate for a floating rate note. Unless otherwise specified in your pricing supplement, the calculation date pertaining to an interest determination date for a floating rate note will be the first to occur of:

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  the tenth calendar day after that interest determination date or, if that tenth calendar day is not a business day, the next business day or

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  the business day preceding the applicable interest payment date or date of maturity, redemption or repayment, of that note, as the case may be. However, LIBOR will be calculated on the relevant interest determination date.

        The calculation agent need not wait until the relevant calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

        "Closing" means the time at which issuance of any note occurs against payment therefor in immediately available funds in the manner described for the appropriate form of notes. The date of the closing for any note is referred to as the "Closing Date".

        "Designated CMT Telerate Page" means the Telerate page specified in the pricing supplement, that displays Treasury constant maturities as reported in H.15(519). If no Telerate page is specified, then the applicable page will be Telerate page 7052. If Telerate page 7052 applies, but the pricing supplement for your notes does not specify whether the weekly or the monthly average applies, the weekly average will apply.

        "Designated LIBOR Page" means (a) if "LIBOR Reuters" is designated in the pricing supplement for your notes, the display on the Reuters Monitor Money Rates Service, or a successor nominated as the information vendor, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the pricing supplement for your notes, the display on the Bridge Telerate Inc., or a successor nominated as the information vendor, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

        "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

        "H.15 Daily Update" means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

        "Index Currency" means the currency, including any composite currency, specified in the pricing supplement as the currency for which LIBOR shall be calculated. If no currency is specified, the index currency will be U.S. dollars.

        "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based (for example, if the applicable pricing supplement for a note specifies LIBOR as the interest rate index and three months as the index maturity, we would pay interest on the note based on LIBOR for three-month U.S. Dollar deposits).

        "Interest Determination Date" means each date specified as such in the pricing supplement for any note. For each note for which an interest determination date is set forth, the relevant interest rate or other factor will be determined with respect to that date and will take effect on the corresponding reset date or other date as indicated in the related pricing supplement. If no interest determination date is specified, the interest determination date will be as follows:

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  for the commercial paper rate and Federal funds rate, the business day before the reset date;

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  for LIBOR, the second London and New York City business day before the reset date;

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  for the 91-day Treasury bill rate, the day of the week in which the reset date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, unless the auction is held on the preceding Friday. If the auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the reset date occurring in the next week;

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  for the prime rate, the same day as the reset date; and

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  for the CMT rate, the tenth business day before the reset date.

        "Interest Payment Date" means, subject to any adjustments, (a) each date specified for the payment of accrued interest in the pricing supplement for your notes and (b) the maturity date and any date set for redemption of such notes.

        "Interest Period" means the period from and including one interest payment date to but excluding the immediately following interest payment date. The first interest period will be from and including the closing date to but excluding the first interest payment date, and the final interest period will be from the last interest payment date before the maturity date or date fixed for redemption, as the case may be, to but excluding such maturity date or date fixed for redemption.

        "Interest Rate" means, for any interest payment date or for any interest period for an interest payment date, a rate, expressed as a decimal, equal to the per annum rate specified for the notes.

        "Lock-in Period" means, for any floating rate notes, the period from and including the day specified as the first day of that lock-in period (or "Lock-in Period Start Date") to but excluding the next interest payment date (or, for the final interest period, the maturity date or date set for redemption). The interest rate or other calculation in effect on that lock-in period start date will be the rate or other such calculation in effect for the remainder of such interest period. For any notes for which a lock-in period has been specified in the pricing supplement for your notes, the interest rate on your notes for the period from the first day of any interest period to the next reset date (as defined below) will be the interest rate or other calculation that would have been in effect as of the most recent reset date on or prior to the first day of such interest period had that lock-in period not been in effect.

        "Multiplier" means the number by which the calculation agent will multiply the interest rate index for a particular determination date.

        "Maximum Interest Rate" means the upper limit on the rate of interest that may accrue on the note during any interest period.

        "Minimum Interest Rate" means the lower limit on the rate of interest that may accrue during any interest period.

        "Record Date" means the close of business on the business day specified as the record date in the pricing supplement for your notes or, if no record date is specified, the business day immediately preceding an interest payment date.

        "Reset Date" means each day specified as such in the pricing supplement for the notes on which the interest rate on the notes will be reset.

        "Reuters Screen" means the display page designated as indicated in the relevant definition on the Reuters Money Market Rates Service or successor display page or service as may replace such page for the purpose of displaying such rate.

        "Rounding" means any calculations for notes, including the interest rate for any floating rate notes, expressed as a percentage rounded to five decimal places, for example, 3.12345%. The results of any interim calculations (for example, in averaging more than one quotation and in applying a Multiplier) will also be rounded to five decimal places. Where the number 5 is in the sixth decimal place, such calculation will be rounded up, for example, 3.1234450% will be rounded to 3.12345%.

        "Spread" means the number of basis points that the calculation agent will add to or subtract from the interest rate determined for a particular interest determination date (for example, if a note bears interest at LIBOR plus .01%, and the calculation agent determines that LIBOR is 5.00% per year, the note will bear interest at 5.01% per year until the next reset date).

        "Telerate Page" means the display page so designated on the Bridge Telerate Service, or any successor display page or service as may replace such page for the purpose of displaying such rate.

UNITED STATES FEDERAL TAXATION

        The following summary discusses the material U.S. federal income tax consequences of owning and disposing of the notes. This summary is based on interpretations of current federal tax authorities, including the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations, which will be referred to in this prospectus supplement as the "OID Regulations," concerning the treatment of debt instruments issued with original issue discount ("OID"). These tax authorities are subject to change, and any such change may be applied retroactively and may affect the tax consequences to holders.

        This summary applies only to holders that:

  •
  purchase the notes in the original offering at the "issue price," as defined below under "—Tax Consequences to U.S. Holders—Notes Issued with OID"; and

  •
  hold the notes as "capital assets" as that term is defined in the Code.

        This summary does not discuss all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, like some financial institutions, tax-exempt organizations, regulated investment companies, insurance companies, dealers in securities or foreign currencies, persons holding notes as part of a straddle, hedging or conversion transaction, or persons whose functional currency is not the U.S. dollar. A pricing supplement may contain additional tax considerations applicable to some notes, in particular, indexed notes, bearer notes and notes denominated in a currency other than U.S. dollars. Persons considering the purchase of notes should consult their tax advisors regarding the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the notes arising under the laws of any state, local or foreign taxing jurisdiction.

        As used in this prospectus, the term "U.S. holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, and certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

        An individual may, subject to exceptions, be deemed to be a resident of the United States if that individual is present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three year period ending in the current calendar year (counting for such purposes all of the days present in the United States in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). For purposes of this discussion, "United States" means the United States of America (including the states and the District of Columbia) and its possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

        The term "non-U.S. holder" means a beneficial owner of a note that is not a "U.S. holder."

Tax Consequences to U.S. Holders

        Payments of Interest. Interest paid on a note, to the extent treated as "qualified stated interest," as defined below, will generally be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received (in accordance with the holder's method of tax accounting). Special rules govern the treatment of interest paid with respect to notes with special features such as indexed notes.

        Notes Issued with OID. Unless the applicable pricing supplement states otherwise, we will not issue the notes with OID. For federal income tax purposes, OID is the excess of the stated redemption price at maturity of a note over its issue price. However, OID is assumed to be zero if the excess is less than a de minimis amount, generally, .25% of the note's stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each note, as used in this summary, equals the first price at which a substantial amount of notes have been sold to the public, ignoring sales to bond houses, brokers, or similar persons or organizations acting as underwriters, placement agents, or wholesalers. The "stated redemption price at maturity" of a note will equal the sum of all payments required to be made under the note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the note at a single fixed rate that takes into account the length of the interval between stated interest payments, or at certain variable rates.

        A U.S. holder of a note issued with OID will be required to include any qualified stated interest payments in income in accordance with the holder's method of accounting. A U.S. holder of a note issued with OID that matures more than one year from its date of issuance will be required to include OID in gross income as it accrues in accordance with a constant yield method, before the receipt of cash payments attributable to such income, regardless of that holder's regular tax accounting method. Under the constant yield method, a holder of a note issued with OID generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

        Some of the notes may be redeemed at our option or repaid at the option of the holder prior to maturity. Notes containing either of these features may be subject to rules that differ from the general rules discussed in this prospectus supplement. Purchasers of notes with these features should carefully examine the pricing supplement for those notes and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend on the particular terms of the note.

        A "short-term OID note," a note with a term of one year or less, will be treated as having been issued with OID because none of the interest will be treated as qualified stated interest. In general, a cash method U.S. holder of a short-term OID note is not required to accrue OID currently unless it elects to do so. In general, an accrual method U.S. holder of a short-term OID note is required to include in income the OID currently as it accrues on a straight-line basis unless such holder elects to accrue the OID under a constant yield method. For cash method U.S. holders who do not include OID in income currently, any gain realized on the sale, exchange or retirement of a short-term OID note will be ordinary income to the extent of the accrued OID. In addition, such cash method U.S. holders will be required to defer deductions for certain interest paid on indebtedness related to purchasing or carrying short-term OID notes until such OID is included in such holder's income.

        Variable Rate Notes. A "variable rate note" is a note that does not provide for any principal payments that are contingent, and has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of:

  •
  the product of

  (a)
  the total noncontingent principal payments,

  (b)
  the number of complete years to maturity, and

  (c)
  .015; or

  •
  15 percent of the total noncontingent principal payments,

and does not provide for any stated interest other than stated interest compounded or paid at least annually at a variable rate meeting a number of technical criteria. The rules for determining whether a variable rate meets these requirements are extremely complex. If a floating rate note is not a variable rate note, the applicable pricing supplement will disclose the tax consequences with respect to the note.

        If a note qualifies as a variable rate note, the OID Regulations specify rules for determining the amount of qualified stated interest and the amount and accrual of any OID. In general, the stated interest on a variable rate note is treated as qualified stated interest. The amount and accrual of any OID generally is determined by assuming the variable rate note bears interest at a fixed rate equal to the variable rate in effect on the date the note was issued.

        Sale, Exchange or Retirement of the Notes. Upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest (or in the case of a note issued with OID, accrued qualified stated interest) on the note, which will be taxable as such unless previously taken into account. A U.S. holder's adjusted tax basis in a note generally will equal the cost of the note to such holder, increased by the amount of any OID previously included in income by the holder with respect to such note, and reduced by any payments that do not constitute qualified stated interest, such as principal payments.

        Gain or loss realized on the sale, exchange or retirement of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or retirement, the note has been held for more than one year. The excess of net long-term capital gains over net short-term capital losses is currently taxed at a lower rate than ordinary income for certain noncorporate taxpayers.

U.S. Tax Consequences to Non-U.S. Holders

        Under present U.S. federal tax law, a non-U.S. holder will not be subject to U.S. federal income or withholding tax on interest and principal payments on a note, including OID, if:

  •
  the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through actual or constructive stock ownership;

  •
  the holder is not a bank receiving interest described in Code Section 881(c)(3)(A);

  •
  the interest is not contingent interest under Code Section 871(h)(4)(A);

  •
  the interest is not effectively connected to a U.S. trade or business (or in the case of a treaty resident, is not attributable to a permanent establishment in the United States); and

  •
  either: the beneficial owner of the note provides to us or to our paying agent an appropriate statement on IRS Form W-8BEN together with all appropriate attachments, certifying that it is not a U.S. holder and providing its name and address; or, if a financial institution holds the note on behalf of the beneficial owner, the financial institution certifies to us that such statement has been received from the beneficial owner or another intermediary and furnishes a copy of such certification to us or our paying agent.

        To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a U.S. trade or business, or in the case of a treaty resident is attributable to a permanent establishment (or in the case of an individual, to a fixed base) in the United States and the non-U.S. holder provides an IRS Form W-8ECI to that effect. In the latter case, the non-U.S. holder generally will be subject to U.S. federal income tax with respect to all income from the notes in the same manner as U.S. holders, as described above. Additionally, in that case, non-U.S. holders that are corporations could be subject to a branch profits tax on such income.

        Treatment of Disposition of Notes. Generally, a non-U.S. holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or other disposition of a note unless:

  •
  the holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or

  •
  the gain is effectively connected with the conduct of a U.S. trade or business, or in the case of a treaty resident, attributable to a permanent establishment (or in the case of an individual, to a fixed base) in the United States.

        If the first exception applies, the non-U.S. holder generally will be subject to tax at a rate of 30% on the amount by which the gains derived from the sales that are from U.S. sources exceed capital losses allocable to U.S. sources. If the second exception applies, the non-U.S. holders generally will be subject to U.S. federal income tax with respect to the gain in the same manner as U.S. holders, as described above. Additionally, in that case, non-U.S. holders that are corporations could be subject to a branch profits tax on such income.

        Treatment of Notes for U.S. Federal Estate Tax Purposes. A note will not be subject to U.S. federal estate tax, provided the non-U.S. holder is not at the time of death a "10% shareholder" of our stock

(as specifically defined for U.S. federal income tax purposes) and payments of interest on those notes would not have been considered U.S. trade or business income.

U.S. Information Reporting Requirements and Backup Withholding Tax

        Under some circumstances, the Code requires "information reporting" annually to the IRS and to each holder, and "backup withholding" at a rate of 30%, as of the date of this prospectus supplement with respect to some payments made on or with respect to the notes. This rate is subject to periodic reductions through 2006. Backup withholding and information reporting generally do not apply to some holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

        In general, backup withholding will apply to a U.S. holder only if the U.S. holder:

  •
  fails to furnish its Taxpayer Identification Number ("TIN"), which for an individual would be his or her social security number;

  •
  furnishes an incorrect TIN;

  •
  is notified by the IRS that it has failed to properly report payments of interest and dividends; or

  •
  under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

        A U.S. holder will be eligible for an exemption from withholding by providing a properly completed IRS Form W-9 to us or our paying agent.

        A non-U.S. holder that provides the applicable IRS Form W-8BEN or W-8IMY (or a suitable successor or substitute form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder and stating that the non-U.S. holder is not a United States person, will not be subject to IRS reporting requirements and backup withholding, if neither we nor our paying agent have actual knowledge that the holder is a U.S. person or otherwise does not satisfy the requirements for an exemption. In addition, IRS Form W-8BEN will be required from the beneficial owners of interests in a non-U.S. holder that is treated as a partnership for U.S. federal income tax purposes.

        Information reporting and backup withholding requirements with respect to the payment of the proceeds from the disposition of a note by a non-U.S. holder are as follows:

  •
  If the proceeds are paid to or through the U.S. office of a broker, they generally will be subject to information reporting and backup withholding at a rate of 30%. However, no such reporting and withholding is required if: (i) the holder either certifies as to its status as a non-U.S. holder under penalties of perjury on the applicable IRS Form W-8BEN or W-8IMY (as described above) or otherwise establishes an exemption, and (ii) the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

  •
  If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person or a "U.S. related person," as defined below, they will not be subject to backup withholding or information reporting.

  •
  If the proceeds are paid to or through a non-U.S. office of a broker that is either a United States person or a "U.S. related person", they generally will be subject to information reporting. However, no reporting is required if (i) the holder certifies as to its status as a non-U.S. holder under penalties of perjury or the broker has documentary evidence in its files as to the non-U.S. holder's foreign status, and (ii) the broker has no actual knowledge to the contrary. Backup withholding will not apply to payments made through non-U.S. offices of a U.S. person or "U.S. related person," absent actual knowledge that the payee is a U.S. person.

  For purposes of this paragraph, a "U.S. related person" is:

  •
  a "controlled foreign corporation" for U.S. federal income tax purposes;

  •
  a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the person has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business; or

  •
  a foreign partnership if at any time during its tax year one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business.

        Backup withholding is not an additional tax and may be refunded (or credited against the holder's U.S. federal income tax liability, if any), if the holder furnishes certain required information to the IRS on a timely basis. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Accordingly, holders should consult their own tax advisors as to particular tax consequences to them of holding, exchanging or selling the notes, including the application and effect of any federal, state, local or foreign tax laws, and of any changes in applicable tax laws.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

        This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan proposing to invest in the notes.

        The Employee Retirement Income Security Act of 1974, as amended, or "ERISA", and the Code, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Code) with respect to the plan. Government plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction". Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code), which we call a "Plan", unless those notes are acquired under an exemption for transactions effected on behalf of that plan. The person making the decision on behalf of a plan or a government plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, to represent that such purchase and holding of the notes will not result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a government plan, under any similar applicable law or regulation).

        If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        We and ABN AMRO Incorporated, Banc One Capital Markets, Inc., Banc of America Securities LLC, Barclays Capital Inc., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., formerly known as Deutsche Banc Alex. Brown Inc., Goldman, Sachs & Co., First Union Securities, Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., as agents, have entered into a distribution agreement with respect to the notes. The form of the distribution agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus supplement is a part. Subject to a number of conditions, the agents have agreed to use their reasonable efforts to solicit purchases of the notes. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. Each agent's obligations are separate and several from those of other agents. Each agent has the right, in its discretion reasonably exercised, to reject in whole or in part any proposed purchase of notes through it. We will pay the applicable agent a commission on any notes sold through that agent. The commission will range from .001% to 0.900% of the principal amount of the notes.

        We may appoint agents, other than or in addition to ABN AMRO Incorporated, Banc One Capital Markets, Inc., Banc of America Securities LLC, Barclays Capital Inc., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., formerly known as Deutsche Banc Alex. Brown Inc., First Union Securities, Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., with respect to the notes. Any other agents will be named in the applicable pricing supplements and will enter into the distribution agreement referred to above.

        This prospectus supplement may be used by any of the agents or any of their affiliates in connection with offers and sales of the notes in market-making transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser by the agent or its affiliate in a separate confirmation of sale.

        In this prospectus supplement, the term "this offering" means the initial offering of the notes made in connection with their original issuance. This term does not refer to any subsequent resales of notes in market-making transactions. We describe market-making transactions and other matters relating to the distribution of the notes in the accompanying prospectus under "Plan of Distribution" and in this prospectus supplement under "Features Common to All Notes—Market Making Transactions".

        First Union Securities, Inc., a subsidiary of Wachovia Corporation, conducts its investment banking, institutional, and capital markets business under the trade name of Wachovia Securities. Any references to "Wachovia Securities" in this prospectus supplement, however, do not include Wachovia Securities, Inc., a separate broker-dealer subsidiary of Wachovia Corporation and an affiliate of First Union Securities, Inc., which may or may not be participating as a separate agent in the distribution of the notes.

Distribution Through Underwriters

        We may also sell notes to any agent, acting as principal, for its own account or for resale to one or more investors or other purchasers including other broker-dealers.

        The agents may sell any notes they have purchased as principal to any dealer at a discount. Unless otherwise specified in your pricing supplement, any note sold to an agent as principal will be purchased by that agent at a price equal to 100% of the principal amount of that note less a percentage of that principal amount. The notes may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the notes may be resold to certain dealers as described above. After the initial public offering of any notes, the public offering price and discount may be changed.

Direct Sales

        We may sell notes directly to investors, without the involvement of any agent or underwriter. In this case, we would not be obligated to pay any commission or discount in connection with the sale.

General Information

        The name of the applicable agents, underwriters or other persons through which we sell any notes, as well as any commissions or discounts payable to those persons, will be set forth in the pricing supplement for your notes.

        The purchase price of the notes will be required to be paid in immediately available funds in New York City.

        Any agent, underwriter or dealer that participates in the offering of the notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify each of them against certain liabilities, including liabilities under the Securities Act.

        We may replace the agents or appoint additional agents in connection with the offering of the notes from time to time.

        The notes are a new issue of securities, and there will be no established trading market for any note before its original issue date. We do not plan to list the notes on a securities exchange or quotation system. The agents have advised us that they may from time to time purchase and sell the notes in the secondary market. However, no agent is obligated to do so and any agent may discontinue making a market in the notes at any time without notice. We can give no assurance as to the existence or liquidity of any secondary market for the notes.

        The agents, as well as other agents to or through which we may sell notes, and their affiliates may engage in transactions with us and perform services for us in the ordinary course of business. JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, the trustee under the indenture, is an affiliate of J.P. Morgan Securities Inc., one of the agents.

        In connection with certain offerings of the notes, the agents may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position for the agents. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. Those activities, if commenced, may be discontinued at any time.

OFFERING RESTRICTIONS

        The notes may be offered for sale in those jurisdictions in the United States, Canada, Europe, Asia and elsewhere where it is lawful to make such offers.

        Each of the agents has severally represented and agreed that it has not offered, sold or delivered, and it will not offer, sell or deliver, directly or indirectly, any of the notes, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations of the jurisdiction and that will not impose any obligations on us except as set forth in the distribution agreement and the terms agreement for the specific notes.

        No action has been or will be taken by the seller or any agent that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by the seller and any agent to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

        Each agent has represented and agreed that:

          (a)  it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (b)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer;

          (c)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

          (d)  in relation to any notes which must be redeemed before the first aniversary of the date of their issue:

            (i)    it is a person whose ordinary activities involve it acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

            (ii)  it has not offered or sold and will not offer or sell any notes other than to persons:

              (1)  whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; or

              (2)  who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of its business,

  where the issue of the notes would otherwise constitute a contravention of section 19 of the FSMA by us.

        We have not authorized any offer of notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Registrar of Companies and Businesses in Singapore and the notes will be offered in Singapore under an exemption invoked under Section 106C of the Companies Act, Chapter 50, of Singapore (the "Singapore Companies Act"). Accordingly, the agents offering the notes have acknowledged and agreed that they have not offered or sold and will not offer or sell the notes nor will they circulate or distribute this prospectus supplement, the accompanying prospectus or any other offering document or material relating to the notes, either directly or indirectly, to the public or any member of the public in Singapore other than to an institutional investor or other person specified in Section 106C of the Singapore Companies Act, to a sophisticated investor, and in accordance with the conditions specified in Section 106D of the Singapore Companies Act; or otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act.

LEGAL OPINIONS

        Opinions regarding the validity of the notes being offered will be issued for us by Marianne M. Keler, Executive Vice President and General Counsel of the Company, and for the agents by Cadwalader, Wickersham & Taft. These opinions will make assumptions regarding future action required to be taken by us and the appropriate trustee in connection with the issuance and sale of any particular notes, the specific terms of those notes and other matters that may affect the validity of those notes but which cannot be ascertained on the date of the relevant opinion.

April 3, 2002

Prospectus

USA EDUCATION, INC.
(formerly known as SLM Holding Corporation)

$3,000,000,000
Debt Securities
Preferred Stock
Warrants

•	This prospectus provides you with a general description of the securities we may offer. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.
•
We are registering shares of our common stock primarily to preserve our flexibility to deliver or sell shares of our common stock in connection with the settlement of privately negotiated equity forward purchase contracts. We also may issue common stock upon conversion, exercise or exchange of any debt securities, preferred stock or warrants.
•	We are required to include the following legend:

        Obligations of USA Education, Inc. and any subsidiary of USA Education, Inc. are not guaranteed by the full faith and credit of the United States of America, and neither USA Education, Inc. nor any subsidiary of USA Education, Inc. is a government-sponsored enterprise (other than Student Loan Marketing Association) or an instrumentality of the United States of America.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 3, 2002

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell debt securities, preferred stock and warrants in one or more offerings up to a total dollar amount of $3,000,000,000. We may sell these securities either separately or in units. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above, and we may sell or deliver our common stock in connection with the settlement of privately negotiated equity forward or equity option transactions we have entered into or may enter into from time to time.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities we may offer under this prospectus. You can read that registration statement at the SEC's web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and quarterly reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public facilities in Washington, D.C. (located at 450 Fifth Street, N.W., Washington, D.C. 20549), Chicago (located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661) and New York (located at 233 Broadway, New York, New York 10279). Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC also maintains a site on the World Wide Web at http://www.sec.gov. This site contains reports, proxy and information statements and other information about registrants that file electronically with the SEC. You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc. (located at 20 Broad Street, New York, New York 10005) or at our web site at http://www.salliemae.com.

        We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933. This registration statement contains additional information about us and our securities. You can inspect the registration statement and exhibits without charge at the SEC's office in Washington, D.C. (located at 450 Fifth Street, N.W.), and you may obtain copies from the SEC at prescribed rates.

        The SEC permits us to "incorporate by reference" the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. Specifically, we incorporate by reference:

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  our annual report on Form 10-K for the fiscal year ended December 31, 2001, which we filed on March 28, 2002;
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  the description of our common stock in our Form 8-A, which we filed on August 7, 1997 and amended on July 27, 1999, and any amendments or reports filed for the purpose of updating this description;
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  the description of our currently outstanding preferred stock in our form 8-A, which we filed on November 10, 1999; and

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  all documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we sell all of the securities offered by this prospectus.

        You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Corporate Secretary
USA Education, Inc.
11600 Sallie Mae Drive
Reston, VA 20193
(703) 810-3000

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

        You should understand that the following important factors could cause our results to differ materially from those expressed in forward-looking statements:

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  changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations that may reduce the volume, average term, costs and yields on education loans under the Federal Family Education Loan Program or for non-FFELP loans or result in loans being originated or refinanced under non-FFELP programs or affect the terms upon which banks and others agree to sell FFELP loans to us;
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  changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, which could reduce demand for our products and services or increase our costs; and
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  changes in the general interest rate environment and in the securitization markets for education loans, which could increase the costs or limit the availability of financings necessary to originate, purchase or carry education loans.

USA EDUCATION, INC.

        We were formed in 1997 in connection with the reorganization of the Student Loan Marketing Association under the Student Loan Marketing Association Reorganization Act of 1996. Our principal business is financing and servicing education loans. We presently conduct a majority of this business through two wholly owned entities: Student Loan Marketing Association, a government-sponsored enterprise chartered by an act of Congress, and Sallie Mae Servicing L.P., a Delaware limited partnership. We are the largest non-governmental source of financing and servicing for education loans in the United States.

        On July 31, 2000, under a purchase agreement with USA Group, Inc., USA Group Loan Services, Inc. and USA Group Guarantee Services, Inc., we purchased substantially all of the business of USA Group, including its guarantee servicing, student loan servicing and secondary market operations. As part of the transaction, we changed our name from SLM Holding Corporation to USA Education, Inc.

        Our principal executive offices are located at 11600 Sallie Mae Drive, Reston, VA 20193, and our telephone number is (703) 810-3000.

        We will be changing our name to SLM Corporation effective on May 17, 2002.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the five years ended December 31, 2001.

	Years ended December 31,
	1997	1998	1999	2000	2001
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (1)	1.29	1.37	1.34	1.23	1.27
Ratio of Earnings to Fixed Charges (1)	1.29	1.38	1.34	1.24	1.27

(1)
For purposes of computing these ratios, earnings represent income before income tax expense plus fixed charges less preferred stock dividends. Fixed charges represent interest expense plus the estimated interest component of net rental expense.

SECURITIES WE MAY OFFER

        This section describes the general terms and provisions of the securities to which this prospectus and any prospectus supplement relates.

Types of Securities

        The types of securities that we may offer and sell from time to time by this prospectus are:

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  debt securities, which we may issue in one or more series;

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  preferred stock, which we may issue in one or more series;

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  common stock;

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  warrants entitling the holders to purchase common stock, preferred stock or debt securities;

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  warrants or other rights relating to foreign currency exchange rates; or

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  warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index.

        The aggregate initial offering price of all securities we sell will not exceed $3,000,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

ADDITIONAL INFORMATION

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. Each prospectus supplement will include the following information:

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  the type and amount of securities that we propose to sell;

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  the initial public offering price of the securities;

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  the names of the underwriters or agents, if any, through or to which we will sell the securities;

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  the compensation, if any, of those underwriters or agents;

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  information about securities exchanges or automated quotation systems on which the securities will be listed or traded;

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  any material United States federal income tax considerations that apply to the securities; and

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  any other material information about the offering and sale of the securities.

DESCRIPTION OF DEBT SECURITIES

        This section discusses debt securities we may offer under this prospectus.

        We will issue debt securities under an indenture, dated as of October 1, 2000, between us and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, New York, New York, as trustee. JPMorgan Chase Bank is qualified to act as trustee under the Trust Indenture Act of 1939. The indenture is governed by the Trust Indenture Act and may be supplemented from time to time.

        The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. The indenture and any applicable indenture supplement will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may inspect them at the office of the trustee, or as described under the heading "Where You Can Find More Information." References below to an "indenture" are references to the indenture and the applicable indenture supplement under which we issue a particular series of debt securities.

Terms of the Debt Securities

        Our debt securities will be unsecured obligations of USA Education, Inc. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement with, for some offerings, a pricing supplement, for each series of debt securities that will describe:

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  the title of the debt securities and their CUSIP numbers;

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  any limit upon the aggregate principal amount of the series of debt securities;

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  the date or dates on which principal and premium, if any, of the debt securities will be payable;
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  if the debt securities will bear interest:
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  the interest rate on the debt securities or the method by which the interest rate may be determined;
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  the date from which interest will accrue;
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  the record and interest payment dates for the debt securities; and
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  any circumstances under which we may defer interest payments;
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  the place or places where:
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  we can make payments on the debt securities;
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  the debt securities can be surrendered for registration of transfer or exchange; and
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  notices and demands can be given to us relating to the debt securities and under the applicable indenture, and where notices to holders pursuant to the applicable indenture will be published;
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  any optional redemption provisions that would permit us or the holders of debt securities to elect to redeem the debt securities before their final maturity;
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  any sinking fund provisions that would obligate us to redeem the debt securities;
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  whether any of the debt securities are to be issuable as registered securities, bearer securities or both, whether debt securities are to be issuable with or without coupons or both and, if issuable as bearer securities, the date as of which the bearer securities will be dated (if other than the date of original issuance of the first debt security of that series of like tenor and term to be issued);
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  whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities;
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  if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;
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  the denominations in which the debt securities will be issued, if other than $1,000 or an integral multiple of $1,000 in the case of registered securities or $5,000 in the case of bearer securities;
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  the portion of the principal amount of debt securities payable upon a declaration of acceleration of maturity, if other than the full principal amount;
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  the currency or currencies in which the debt securities will be denominated and payable and, if a composite currency, any related special provisions;
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  any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any related provisions;
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  the manner in which principal, premium and interest on debt securities will be determined if they are determined with reference to an index based upon a currency or currencies other than that in which the debt securities are denominated or payable;
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  any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;
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  whether the issue of debt securities may be "reopened" by offering additional securities with substantially the same terms;

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  any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;
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  whether the provisions described below under the heading "Defeasance" apply to the debt securities;
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  the identity of the security registrar and paying agent for the debt securities if other than the applicable trustee; and
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  any other terms of the debt securities.

Covenants Contained in Indenture

        In the indenture, we promise not to create or guarantee any debt for borrowed money that is secured by a lien on the capital stock of our wholly owned subsidiary, Student Loan Marketing Association, unless we also secure the debt securities on an equal or priority basis with the other secured debt. Our promise, however, is subject to an important exception: we may secure debt for borrowed money with liens on that stock without securing the debt securities if our board of directors determines that the liens do not materially detract from or interfere with the then-present value or control of that stock.

        Except as noted above, the indenture does not restrict our ability to put liens on our interests in our subsidiaries other than Student Loan Marketing Association, and it does not restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries, including Student Loan Marketing Association.

        We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under the indenture.

Consolidation, Merger or Sale

        The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

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  the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and
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  immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
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  we deliver to the trustee an officers' certificate and an opinion of counsel stating that the transactions comply with these conditions.

        If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Events of Default and Remedies

        An event of default with respect to any series of debt securities is defined in the indenture or applicable supplemental indenture as being:

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  default for 30 days in payment of any installment of interest on any debt security of that series beyond any applicable grace period;
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  default in payment of the principal of or premium, if any, on any of the debt securities of that series when due;
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  default for 60 days after notice in the observance or performance of any other covenants in the indenture or applicable supplemental indenture relating to that series;
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  our bankruptcy, insolvency or reorganization; and
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  any other event of default provided with respect to debt securities of any series.

        The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to a series of debt securities, if the trustee considers it in the interest of the holders of that series of debt securities to do so.

        The indenture provides that if any event of default (other than our bankruptcy, insolvency or reorganization) has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of all series of debt securities then outstanding affected by any such event of default, acting together as a single class, may declare the principal amount of and all accrued but unpaid interest on all the debt securities of those series to be due and payable immediately. If our bankruptcy, insolvency or reorganization causes an event of default, the principal amount of and all accrued but unpaid interest on all series of debt securities that are affected by the event of default will be immediately due and payable without any declaration or action by the trustee or the holders. The holders of a majority in principal amount of the debt securities of all series then outstanding that are affected by an event of default, acting as a single class, by written notice to the trustee and to us, may waive any past default, other than any event of default in payment of principal or interest or in respect of an indenture provision that may be amended only with the consent of the holder of each affected debt security. Holders of a majority in principal amount of debt securities of any series affected by an event of default that were entitled to declare the event of default may rescind and annul the declaration and its consequences if the recission will not conflict with any judgment or decree for payment of money due that has been obtained by the trustee.

        The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the indenture.

Defeasance

        Defeasance and Discharge.    At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if:

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  we deposit with the trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, eligible instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of the debt securities;
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  we deliver to the trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

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  if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit.

        When we use the term "eligible instruments" in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and are essentially risk free as to collection of principal and interest, including:

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  direct obligations of the United States backed by the full faith and credit of the United States; or
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  any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

        In the event that we deposit money and/or eligible instruments in trust and discharge our obligations under a series of debt securities as described above, then:

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  the indenture will no longer apply to the debt securities of that series; but certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and
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  holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.

        Defeasance of Covenants and Events of Default.    At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading "Defeasance and Discharge" we will not have to comply with any covenant we designate when we establish the series of debt securities.

        In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

        If we exercise our option not to comply with any covenant and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default related to a covenant that is subject to defeasance, the amount of money and/or eligible instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. We would remain liable, however, for the balance of the payments.

Registration and Transfer

        Unless we indicate otherwise in the applicable prospectus supplement, we will issue debt securities only as registered securities without coupons. Debt securities that we issue as bearer securities will have interest coupons attached, unless we indicate otherwise in the applicable prospectus supplement.

        With respect to registered securities, we will keep or cause to be kept a register in which we will provide for the registration of registered securities and the registration of transfers of registered securities. We will appoint a "security registrar," and we may appoint any "co-security registrar," to keep the security register.

        Upon surrender for registration of transfer of any registered security of any series at our office or agency maintained for that purpose in a place of payment for that series, we will execute one or more new registered securities of that series in any authorized denominations, with the same aggregate principal amount and terms. At the option of the holder, a holder may exchange registered securities of any series for other registered securities of that series, or bearer securities (along with all necessary related coupons) of any series for registered securities of the same series. Registered securities will not be exchangeable for bearer securities in any event.

        We will agree in the indenture that we will maintain in each place of payment for any series of debt securities an office or agency where:

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  any debt securities of each series may be presented or surrendered for payment;
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  any registered securities of that series may be surrendered for registration of transfer;
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  debt securities of that series may be surrendered for exchange or conversion; and
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  notices and demands to or upon us in respect of the debt securities of that series and the indenture may be served.

        We will not charge holders for any registration of transfer or exchange of debt securities. We may require holders to pay for any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges expressly provided in the indenture to be made at our own expense or without expense or without charge to the holders.

Global Securities

        We may issue debt securities of a series, in whole or in part, in the form of one or more global securities, registered in the name of Cede & Co., the nominee of The Depository Trust Company, New York, New York, unless the prospectus supplement describes another depositary or states that no global securities will be issued. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole by:

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  DTC to its nominee;
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  DTC's nominee to the depositary or another nominee of the depositary; or
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  DTC or any nominee to a successor depositary or any nominee of that successor.

        Upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the principal amount of the securities represented by the global security to accounts of institutions that have accounts with DTC. Institutions that have accounts with DTC are referred to as "participants." The accounts to be credited will be designated by the agents, or by us if we sell the securities directly. Owners of beneficial interests in a global security that are not participants or persons that may hold through participants but desire to purchase, sell or otherwise transfer ownership of the securities by book-entry on the records of DTC may do so only through participants and persons that may hold through participants. Because DTC can only act on behalf of participants and persons that may hold through participants, the ability of an owner of a beneficial interest in a global security to pledge securities to persons or entities that do not participate in the book-entry and transfer system of DTC, or otherwise take actions in respect of the securities, may be limited. In addition, the laws of some states require that some purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair a purchaser's ability to transfer beneficial interests in a global security.

        So long as DTC, or its nominee, is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Generally, owners of beneficial interest in a global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of securities in definitive form and will not be considered the owners or holders of the securities under the indenture.

        Principal and interest payments on securities registered in the name of DTC or its nominee will be made to DTC or its nominee as the registered owner of a global security. Neither we, the trustee, any paying agent nor the security registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that DTC, upon receipt of any payment of principal or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of a global security as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name," and will be the responsibility of such participants. Owners of beneficial interests in a global security that hold through DTC under a book-entry format (as opposed to holding certificates directly) may experience some delay in the receipt of interest payments since DTC will forward payments to its participants, which in turn will forward them to persons that hold through participants.

        If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us or DTC within ninety days, we will issue securities in definitive registered form in exchange for a global security. In addition, either we or DTC may at any time, in our sole discretion, determine not to have the securities represented by a global security and, in that event, we will issue securities in definitive registered form in exchange for the global security. In either instance, an owner of a beneficial interest in a global security will be entitled to have securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the securities in definitive form.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC's book-entry system is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodian relationship with a participant, whether directly or indirectly.

Payment and Paying Agents

        Unless we indicate otherwise in a prospectus supplement:

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  we will maintain an office or agency in each place of payment for any series of debt securities where debt securities of that series may be presented or surrendered for payment; we may also from time to time designate one or more other offices or agencies where debt securities of one or more series may be presented or surrendered for payment and may appoint one or more paying agents for the payment of debt securities, in one or more other cities, and may from time to time rescind these designations and appointments;
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  at our option, we may pay any interest by check mailed to the address of the person entitled to payment as that address appears in the applicable security register kept by us or by wire transfer; and

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  we will pay any installment of interest on registered securities to the person in whose name the debt security is registered at the close of business on the regular record date for that payment.

        The holder of any coupon relating to a bearer security will be entitled to receive the interest payable on that coupon upon presentation and surrender of the coupon on or after the interest payment date of the coupon. We will not make payment with respect to any bearer security at any of our offices or agencies in the United States, by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Modification and Amendment

        Some of our rights and obligations and some of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. The following modifications and amendments, however, will not be effective against any holder without its consent:

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  a change in the stated maturity date of any payment of principal or interest;

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  a reduction in payments due on the debt securities;

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  a change in the place of payment or currency in which any payment on the debt securities is payable;

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  a limitation of a holder's right to sue us for the enforcement of payments due on the debt securities;

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  a change in the ranking or priority of any debt securities;

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  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or past defaults under the applicable indenture;

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  a reduction in the requirements contained in the applicable indenture for quorum or voting;

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  a limitation of a holder's right, if any, to repayment of debt securities at the holder's option; and

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  a modification of any of the foregoing requirements contained in the applicable indenture supplement.

Concerning the Trustee

        JPMorgan Chase Bank, the trustee, provides and may continue to provide various services to us in the ordinary course of its business. The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; but if it acquires any conflicting interest, it must eliminate the conflict or resign.

        The indenture provides that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The laws of the State of New York will govern the indenture and the debt securities.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock is 375,000,000 shares of common stock, $.20 par value, and 20,000,000 shares of preferred stock, $.20 par value. As of February 28, 2002, 155,103,954 shares of our common stock and 3,300,000 shares of our preferred stock were outstanding.

Common Stock

        We are registering shares of our common stock primarily to preserve our flexibility to deliver or sell shares of our common stock in connection with the settlement of privately negotiated equity forward purchase contracts. We may also issue common stock upon conversion, exercise or exchange of any debt securities, preferred stock or warrants or in connection with acquisitions.

        Our common stock is described in our registration statement on Form 8-A, which we filed with the SEC on August 7, 1997, as amended by our Form 8-A/A, which we filed with the SEC on July 27, 1999. These documents are incorporated by reference into this prospectus.

        We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in our Form 8-A, as amended, that will not apply to that common stock.

Preferred Stock

        We may issue preferred stock in one or more series with any rights and preferences that may be authorized by our board of directors. Our currently outstanding preferred stock is described in our registration statement on Form 8-A, which we filed with the SEC on November 10, 1999 and which is incorporated by reference into this prospectus.

        We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

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  the title of the series of preferred stock;

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  any limit upon the number of shares of the series of preferred stock that may be issued;

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  the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

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  the date or dates, if any, on which we will be required or permitted to redeem the preferred stock;

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  the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

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  the voting rights, if any, of the holders of the preferred stock;

  •
  the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends, and may be cumulative or non-cumulative;

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  the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

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  any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock, or a purchase fund to be used to purchase preferred stock; and

  •
  any other material terms of the preferred stock.

        Any or all of these rights may be greater than the rights of the holders of common stock.

        Our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

  •
  consummating a merger;

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  reorganizing;

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  selling substantially all of our assets;

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  liquidating; or

  •
  engaging in other extraordinary corporate transactions without shareholder approval.

        Preferred stock could therefore be issued with terms calculated to delay, defer or prevent a change in our control or to make it more difficult to remove our management. Our issuance of preferred stock may have the effect of decreasing the market price of the common stock.

DESCRIPTION OF WARRANTS

        We may issue:

  •
  warrants for the purchase of debt securities, preferred stock, common stock or units of two or more of these types of securities;

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  currency warrants, which are warrants or other rights relating to foreign currency exchange rates; or

  •
  index warrants, which are warrants for the purchase or sale of debt securities of, or guaranteed by, the United States government or its agencies, units of a stock index or a stock basket or a commodity or a unit of a commodity index.

        Warrants may be issued independently or together with debt securities, preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

        We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

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  in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants, and the price at which you may purchase the debt securities upon exercise;

  •
  in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which you may purchase shares of preferred stock of that series upon exercise;

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  in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of the warrants and the price at which you may purchase shares of common stock upon exercise;

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  in the case of currency warrants, the designation, aggregate principal amount, whether the currency warrants are put or call currency warrants or both, the formula for determining any cash settlement value, exercise procedures and conditions, the date on which your right to exercise the currency warrants commences and the date on which your right expires, and any other terms of the currency warrants;

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  in the case of index warrants, the designation, aggregate principal amount, the procedures and conditions relating to the exercise of the index warrants, the date on which your right to exercise the index warrants commences and the date on which your right expires, the national securities exchange on which the index warrants will be listed, if any, and any other material terms of the index warrants;

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  in the case of warrants to purchase units of two or more securities, the type, number and terms of the units purchasable upon exercise of the warrants and the price at which you may purchase units upon exercise;

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  the period during which you may exercise the warrants;

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  any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

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  the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

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  any other material terms of the warrants.

        Unless we provide otherwise in a prospectus supplement, warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only, and will be issued in registered form only. The exercise price for warrants will be subject to adjustment as described in the prospectus supplement for those warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

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  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of or any premium or interest on the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

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  in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

        We may sell any of the securities being offered by this prospectus separately or together:

  •
  through agents;

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  to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

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  through dealers;

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  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  in exchange for our outstanding indebtedness;

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  directly to purchasers, through a specific bidding, auction or other process; or

  •
  through a combination of any of these methods of sale.

        If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

        The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

        Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act.

        If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

        If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

        Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

        No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

        Marianne M. Keler, Esq., who is our Executive Vice President and General Counsel, or another of our lawyers, will issue an opinion about the legality of the securities offered by this prospectus. Ms. Keler owns shares of our common stock and holds stock options and stock-based awards under our compensation and management incentive plans. She may receive additional awards under these plans in the future. Certain legal matters will be passed upon for any underwriters or agents by Cadwalader,

Wickersham & Taft, Washington, DC. Cadwalader, Wickersham & Taft represents us in other legal matters.

EXPERTS

        The financial statements (other than the interim financial information contained in any Form 10-Q Report incorporated by reference in this prospectus) and schedules included in this prospectus and registration statement (incorporated by reference) have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

$3,000,000,000

USA Education, Inc.

Medium Term Notes, Series A

Due 9 Months or Longer From the Date of Issue

PROSPECTUS SUPPLEMENT

ABN AMRO Incorporated

Banc of America Securities LLC

Banc One Capital Markets, Inc.

Barclays Capital Inc.

Credit Suisse First Boston

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

JPMorgan

Merrill Lynch & Co.

Morgan Stanley

Salomon Smith Barney

Wachovia Securities

April 3, 2002

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ABOUT THIS PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENTS
USA EDUCATION, INC.
USE OF PROCEEDS
DESCRIPTION OF THE NOTES WE MAY OFFER
FEATURES COMMON TO ALL NOTES
Accrued Interest Factors 365-Day Assumption
Accrued Interest Factors 366-Day Assumption
Glossary
UNITED STATES FEDERAL TAXATION
EMPLOYEE RETIREMENT INCOME SECURITY ACT
SUPPLEMENTAL PLAN OF DISTRIBUTION
OFFERING RESTRICTIONS
LEGAL OPINIONS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
USA EDUCATION, INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
SECURITIES WE MAY OFFER
ADDITIONAL INFORMATION
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS